Exhibit 99.1

Supernus to Host Fourth Quarter and Full Year 2018 Earnings Conference Call

ROCKVILLE, Md., February 12, 2019 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report financial results for the fourth quarter and full year of 2018 after 5:00 p.m. ET on Tuesday, February 26, 2019.

Jack Khattar, President and Chief Executive Officer, and Greg Patrick, Chief Financial Officer, will host a conference call to present the fourth quarter and full year 2018 business results on Wednesday, February 27, 2019 at 9:00 a.m. ET. Following management’s prepared analysis and discussion of business results, the call will be open for questions.

A live webcast will be available at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	2170478
Conference Call Name:	Supernus Pharmaceuticals Fourth Quarter and Full Year 2018 Earnings Conference Call

Following the live call, a replay will be available on the Company’s website under the ‘Investors’ section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients, SPN-812 for the treatment of ADHD and SPN-604 for the treatment of bipolar.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

or

INVESTOR CONTACT:

Peter Vozzo

Westwicke, an ICR Company

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com